                                                                   EXHIBIT 23(a)



The Board of Directors
ONEOK Inc.

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus. Our report refers to the adoption of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-lived Assets and Long-lived Assets to be Disposed Of in 1996.



KPMG Peat Marwick LLP



Tulsa, Oklahoma
July 28, 1997





                                    23a-1